UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2010
Citizens First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement
On April 7, 2010, the Registrant received written notice from the Federal Home Loan Mortgage Corporation (“Freddie Mac”) that it had terminated the Registrant’s eligibility to sell and service mortgages through its subsidiary CF Bancorp Mortgage Company (“CF Bancorp”) effective as of such date.
Freddie Mac’s notice indicated that its termination was a “for cause” termination and asserted the following as the basis for such termination: (i) failure to maintain qualified loan origination and servicing staff , (ii) failure to meet the requirements prescribed by Freddie Mac as a Seller/Servicer, (iii) failure to comply with the terms and provisions of the purchase documents under which Freddie Mac purchased mortgages from CF Bancorp, and (iv) failure to account properly for disposition of monies required to be safeguarded in custodial accounts.
The Registrant disagrees with the basis for the termination by Freddie Mac and expects to exercise its right to appeal such determination by written application to Freddie Mac within 15 days of its notice of termination which will occur on April 22, 2010.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2010	Citizens First Bancorp, Inc.
	By:	/s/ Matthew Kirst
Matthew Kirst
Interim Chief Operating Officer